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                   [HORSFALL MURPHY & PINDROH LETTERHEAD]


                                                                    EXHIBIT 24.5


                       INDEPENDENT AUDITORS' CONSENT




The Board of Directors
United Asset Management Corporation:


We consent to the use of our audit report dated March 11, 1994 relating to the balance sheet of Provident Investment Counsel, Inc. (an S Corporation) as of December 31, 1993 and the related statements of income, and stockholders' equity and cash flows for the year then ended, incorporated by reference in amendment no. 1 to the registration statement of United Asset Management on Form S-3 (no. 33-64449) and to the reference to our firm under the heading "Experts" in the prospectus.


HORSFALL, MURPHY & PINDROH


Pasadena, California
January 2, 1996